Schedule A

Nuveen Open-End Funds

Dated as of: April 24, 2009

Santa Barbara Global Equity Fund*

Santa Barbara International Equity Fund*

Enhanced Core Equity Plus Fund*

Santa Barbara Growth Plus Fund*

Santa Barbara EcoLogic Equity Fund*

Tradewinds Emerging Markets Fund*

Tradewinds Global All-Cap Plus Fund*

Tradewinds Japan Fund*

U.S. Equity Completeness Fund*

NWQ Multi-Cap Value Fund*

Tradewinds International Value Fund*

Rittenhouse Growth Fund*

NWQ Small-Cap Value Fund*

Tradewinds Value Opportunities Fund*

Growth Allocation Fund*

Tradewinds Global All-Cap Fund*

Santa Barbara Growth Fund*

Santa Barbara Growth Opportunities Fund*

Symphony Large-Cap Value Fund*

Symphony All-Cap Value Fund*

Symphony Mid-Cap Core Fund*

Symphony Small-Mid Cap Core Fund*

Symphony Optimized Alpha Fund*

NWQ Large-Cap Value Fund*

NWQ Small/Mid-Cap Value Fund*

Symphony Large-Cap Growth Fund*

Symphony International Equity Fund*

Tradewinds Global Resources Fund*

Preferred Securities Fund*

Conservation Allocation Fund*

Moderate Allocation Fund*

Multi-Manager Large-Cap Value Fund*

Santa Barbara Dividend Growth Fund*

All-American Municipal Bond Fund*

High Yield Municipal Bond Fund*

Insured Municipal Bond Fund*

Intermediate Duration Fund*

Limited Term Municipal Bond Fund*

Multi-Strategy Income Fund*

High Yield Bond Fund*

Short Duration Bond Fund*

Enhanced Core Equity Fund*

Enhanced Mid-Cap Fund*

Rittenhouse Mid-Cap Growth Fund*

Rittenhouse Strategic Growth Fund*

Schedule A

Nuveen Open-End Funds

(continued)

Arizona Municipal Bond Fund*

California Municipal Bond Fund*

California Insured Municipal Bond Fund*

California High Yield Municipal Bond Fund*

Colorado Municipal Bond Fund*

Connecticut Municipal Bond Fund*

Florida Preference Municipal Bond Fund*

Georgia Municipal Bond Fund*

Kansas Municipal Bond Fund*

Kentucky Municipal Bond Fund*

Louisiana Municipal Bond Fund*

Maryland Municipal Bond Fund*

Massachusetts Municipal Bond Fund*

Massachusetts Insured Municipal Bond Fund*

Michigan Municipal Bond Fund*

Missouri Municipal Bond Fund*

New Jersey Municipal Bond Fund*

New Mexico Municipal Bond Fund*

New York Municipal Bond Fund*

New York Insured Municipal Bond Fund*

North Carolina Municipal Bond Fund*

Ohio Municipal Bond Fund*

Pennsylvania Municipal Bond Fund*

Tennessee Municipal Bond Fund*

Virginia Municipal Bond Fund*

Wisconsin Municipal Bond Fund*

Municipal Total Return Managed Accounts Portfolio*

Enhanced Multi-Strategy Income Managed Accounts Portfolio*

International Income Managed Accounts Portfolio*

333 Advisors Yield Curve Arbitrage Fund

*Massachusetts Business Trust

FUND		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Tina M. Lazar	By:	/s/ Joseph C. Antonellis
	Name: Tina M. Lazar		Name: Joseph C. Antonellis
	Title: Vice President		Title: Vice Chairman

As an Authorized Officer on behalf of

each of the Funds indicated on Schedule A